EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 11, 2021 (except for the retroactive effect of the 1-for-1.825 reverse stock split as described in the third paragraph of Note 14, as to which the date is October 22, 2021), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-260136) and related Prospectus of Sonendo, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California

October 22, 2021